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                                                                      Exhibit 16


                                        February 15, 2000





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read the section entitled "Change in Accountants" in the Registration Statement on Form S-1 of Screaming Media.com Inc., to be filed with Securities and Exchange Commission and are in agreement with the statements contained therein.

                                        Sincerely,




                                        /s/ DAVID TARLOW & CO., P.C.
                                        David Tarlow & Co., P.C.